Wilshire Financial Services Group To Commence Trading on NASDAQ

Beaverton, Oregon (Business Wire) – August 12, 2003 – Wilshire Financial Services Group Inc. (the “Company”) has received notification from the Nasdaq Stock Market that the Company’s application for the listing of its common stock on the Nasdaq SmallCap Market has been approved. Trading of the Company’s stock on the Nasdaq SmallCap Market will commence on Wednesday, August 13, 2003 under the trading symbol “WFSG”. (Previously, the Company’s stock was traded over-the-counter under the symbol “WFSG.OB”.)

For further information, please see our website (www.wfsg.com) for our 10-Q Report and related communications.

Contact Information:

Wilshire Financial Services Group Inc.
Stephen P. Glennon	Michael D. Farrell
Chief Executive Officer	Vice President, Financial Reporting
and Chief Financial Officer	(503) 525-7225
(503) 223-5600